Exhibit 99.1

Delta Apparel Expects Fiscal 2022 Third Quarter Sales Growth of Approximately 6%

Continued Trend of Quarterly Year-over-Year Growth Exceeding Both Last Year and Pre-Pandemic

Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary net sales for its 2022 fiscal third quarter ended July 2, 2022.

The Company expects net sales for its June quarter to be approximately $126 million, a 6% increase compared to the prior year third quarter net sales of $118.7 million and mid-single digit growth when compared to the pre-pandemic fiscal 2019 third quarter net sales. The June quarter top line growth was led by Salt Life Group segment net sales growth of over 25% and continued growth in the Delta Group segment.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer commented, “Delta Apparel’s activewear and lifestyle brands, including Salt Life, Soffe and Delta, continue to demonstrate broad-based market appeal, fueling positive sales growth in our June quarter across both our Delta and Salt Life Group segments. Within our Delta Group, the Activewear business has enjoyed continued success in what remains a fluid macro environment. We further benefited from our diversified channels of distribution and our continued ability to increase our value-added services.

Within our DTG2Go business, we finished the June quarter strong and anticipate continued momentum in upcoming quarters as our “on-demand” digital first solution brings on additional production to meet demand and prepare for the upcoming holiday season.

Our Salt Life Group delivered a strong sales quarter, with over 25% year-over-year growth driven by increased business in both our retail and wholesale channels of distribution.  We further invested in Salt Life’s retail presence, opening two new locations during the third quarter in Boca Raton, Florida and Rehoboth Beach, Delaware, bringing the Salt Life retail operations to 20 retail doors.”

Humphreys concluded, “We are pleased with our Delta Group and Salt Life Group segment’s third quarter revenue and expect continued momentum throughout the remainder of fiscal 2022. Our diversified channels of distribution and broad customer base combined with our vertical manufacturing platform, expanded capability for increased value-added services and growing demand for DTG2Go production positions us well for future growth. We look forward to providing more information on our third quarter fiscal 2022 results and business outlook in early August.”

Full Financial Results for Third Quarter Fiscal 2022 to be reported on August 4, 2022

Final and complete financial results for the Company’s fiscal year 2022 third quarter ended July 2, 2022, will be released after the market close on August 4, 2022. At 4:30 p.m. ET on that day, the Company’s senior management will also hold a conference call to discuss its financial results and business outlook. The Company invites you to join the call by dialing 844-825-9789. If calling from outside the United States, please dial 412-317-5180. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through September 4, 2022. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 10168456.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 9,000 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the general U.S. and international economic conditions; the impact of the COVID-19 pandemic and government/social actions taken to contain its spread on our operations, financial condition, liquidity, and capital investments, including recent labor shortages, inventory constraints, and supply chain disruptions; significant interruptions or disruptions within our manufacturing, distribution or other operations; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; the volatility and uncertainty of cotton and other raw material prices and availability; the competitive conditions in the apparel industry; our ability to predict or react to changing consumer preferences or trends; our ability to successfully open and operate new retail stores in a timely and cost-effective manner; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; changes in economic, political or social stability at our offshore locations in areas in which we, or our suppliers or vendors, operate; our ability to attract and retain key management; the volatility and uncertainty of energy, fuel and related costs; material disruptions in our information systems related to our business operations; compromises of our data security; significant changes in our effective tax rate; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; changes in international trade regulations; our ability to comply with trade regulations; changes in employment laws or regulations or our relationship with employees; negative publicity resulting from violations of manufacturing standards or labor laws or unethical business practices by our suppliers and independent contractors; the inability of suppliers or other third-parties, including those related to transportation, to fulfill the terms of their contracts with us; restrictions on our ability to borrow capital or service our indebtedness; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the impairment of acquired intangible assets; foreign currency exchange rate fluctuations; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Investors:

Tom Filandro, 646-277-1235

DLAIR@icrinc.com

Media:

Jessica Liddell, 203-682-8208

DLAPR@icrinc.com